Exhibit 10.2
Execution Copy
FOURTEENTH AMENDED AND RESTATED LINE OF CREDIT NOTE
$90,000,000    March 14, 2025
FOR VALUE RECEIVED, PREFORMED LINE PRODUCTS COMPANY, a corporation incorporated under the laws of the State of Ohio ("PLP") with an address at 660 Beta Drive, Mayfield Village, Ohio 44143, PREFORMED LINE PRODUCTS (AUSTRALIA) PTY LTD, a corporation incorporated under the laws of the Commonwealth of Australia ("PLP Australia") with an address at 190 Power Street, Glendenning NSW 2761, Australia, BELOS-PLP S.A., a company organized under the laws of Poland ("PLP Poland"), with an address at 43-301 Bielsko-Biala, ul. Gen. J. Kustronia 74, Poland, PLP SUBCON GMBH, a limited liability company established and existing under the laws of Austria ("PLP Austria") with an address at Schwefel 93/7, 6850 Dornbirn, Austria, ELECTROPAR LTD., a limited liability company established and existing under the laws of New Zealand ("PLP New Zealand") with an address at 35 Lady Ruby Drive East, Tämaki, Auckland 2013, APRESA — PLP SPAIN, S. A., a company organized under the laws of Spain ("PLP Spain"), with an address at Avenida Roberto Osborne I l, Sevilla, 41007, Spain (PLP, PLP Australia, PLP Poland, PLP Austria, PLP New Zealand and PLP Spain are each a "Borrower" and collectively, the "Borrowers"), jointly and severally, promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1900 East Ninth Street, Cleveland, Ohio 44114, or at such other location as the Bank may designate from time to time, the principal sum of NINETY MILLION DOLLARS ($90,000,000) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrowers hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.
Certain loans, advances and/or other extensions of credit denominated in U.S. Dollars under the Existing Note bear interest or are permitted to bear interest, and have fees, commissions or other amounts based on the London Interbank Offered Rate administered by the ICE Benchmark Administration ("LIBOR") or the Bloomberg Short-Term Bank Yield Index rate ("BSBY") in accordance with the terms and conditions of the Existing Note (the "Affected Loans").
Capitalized terms used in this Note but not otherwise defined herein or in Exhibit A shall have the meanings assigned to such terms in the Existing Note. Capitalized terms used in Exhibit A hereto that are also used in the Existing Note (as defined below) shall supplement (but not replace) the defined terms in the Existing Note with respect to Affected Loans, unless otherwise stated therein.
The Existing Note is hereby amended as set forth on Exhibit A attached hereto. Notwithstanding any provision of the Existing Note or any agreements, instruments, documents and obligations related to the Original Note prior to the date hereof (collectively, the "Existing Documents") to the contrary, the Parties hereby agree that the terms set forth on Exhibit A apply solely to Affected Loans on and after the Effective Date.

For the avoidance of doubt, to the extent provisions in the Existing Note apply to Affected Loans and such provisions are not specifically addressed by Exhibit A, such provisions in the Existing Note shall continue to apply to Affected Loans from and after the Effective Date. In the event of a conflict between the terms of this Note and the terms of the Existing Note or any other Existing Document, the terms of this Note shall govern and control. For the further avoidance of doubt, the provisions of this Note supersede and govern any provisions of the Existing Note relating to benchmark replacements as they apply on and after the Effective Date with respect to the Affected Loans.

This Fourteenth Amended and Restated Line of Credit Note evidences, but does not extinguish or satisfy, and is not a novation of, the pre-existing indebtedness of PLP, PLP Australia, PLP New Zealand and PLP Austria to the Bank under, and amends and restates that certain Thirteenth Amended and Restated Line of Credit Note, dated August 31, 2022, in the original principal amount of $90,000,000, made by the Borrowers (the "Existing Note"), amending and restating that certain Twelfth Amended and Restated Line of Credit Note, dated March 2, 2022, in the original principal amount of $90,000,000, made by the Borrowers, amending and restating that certain Eleventh Amended and Restated Line of Credit Note, dated December 28, 2021, in the original principal amount of $65,000,000, made by PLP, PLP Australia, PLP Austria and PLP Poland in favor of Bank, amending and restating that certain Tenth Amended and Restated Line of Credit Note, dated April 17, 2020, in the original principal amount of $65,000,000, made by PLP, PLP Australia and PLP Poland in favor of Bank, amending and restating that certain Ninth Amended and Restated Line of Credit Note, dated August 26, 2019, in the original principal amount of $65,000,000, made by PLP, PLP Australia and PLP Poland in favor of Bank, amending and restating that certain Eighth Amended and Restated Line of Credit Note, dated November 30, 2018, in the original principal amount of $65,000,000, made by PLP, PLP Australia and PLP Poland in favor of Bank, amending and restating that certain Seventh Amended and Restated Line of Credit Note, dated March 13, 2018, in the original principal amount of $65,000,000, made by PLP, PLP Australia and PLP Poland in favor of Bank, amending and restating that certain Sixth Amended and Restated Line of Credit Note, dated as of August 22, 2016, in the original principal amount of $65,000,000, made by PLP and PLP Australia in favor of the Bank, amending and restating that certain Fifth Amended and Restated Line of Credit Note, dated as of September 24, 2015, in the original principal amount of $50,000,000, made by PLP and PLP Australia in favor of the Bank, amending and restating that certain Fourth Amended and Restated Line of Credit Note, dated as of January 23, 2014, in the original principal amount of $50,000,000, made by PLP in favor of the Bank, amending and restating that certain Third Amended and Restated Line of Credit Note, dated as of May 24, 2012, in the original principal amount of $90,000,000, made by PLP in favor of the Bank, amending and restating that certain Second Amended and Restated Line of Credit Note, dated as of November 7, 2011, in the original principal amount of $70,000,000, made by PLP in favor of the Bank, amending and restating that certain Amended and Restated Line of Credit Note, dated as of May 31, 2011, in the original principal amount of $35,000,000, made by PLP in favor of the Bank, amending and restating that certain Line of Credit Note, dated as of February 5, 2010, in the original principal amount of $30,000,000, made by PLP in favor of the Bank (collectively, the "Original Note"). All agreements, instruments, documents and obligations related to the Original Note remain in full force and effect.

1.Advances. (a) The Borrower Representative (as defined in the Loan Agreement (as hereinafter defined)) may request advances, repay and request additional advances hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined). The "Expiration Date" shall mean June 30, 2028, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower Representative. Each Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. The Borrower Representative may request advances hereunder upon giving oral or written notice to the Bank by 11:00 a.m. (Cleveland, Ohio time) (a) on the day of the proposed Borrowing Date, in the case of advances to bear interest under the Base Rate Option (as hereinafter defined), (b) three (3) Business Days prior to the proposed Borrowing Date, in the case of advances to bear interest under the Daily BSBY Floating Rate Option (as hereinafter defined), (c) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in Agreed Foreign Currencies to which the Eurocurrency Rate Option applies, or the conversion to or renewal of a Eurocurrency Rate Option for any Revolving Credit Loans denominated in Agreed Foreign Currencies, and (d) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in Polish Zloty, or the conversion to or renewal of a Eurocurrency Rate Option for any Revolving Credit Loans denominated in Agreed Foreign Currencies, followed promptly thereafter by the Borrower Representative's written confirmation to the Bank of any oral notice. The aggregate unpaid principal amount of advances under this Note plus the LC Exposure (as defined in the Loan Agreement (as hereinafter defined)) shall not exceed the face amount of this Note.
(b)The Borrower Representative may request that advances under this Note and subject LCS under the Loan Documents be made or issued in an Agreed Foreign Currency. As used herein, the term "Agreed Foreign Currencies" shall mean Australian Dollars, Polish Zloty, Euros, New Zealand Dollars and any other foreign currency requested by the Borrower Representative and approved by the Bank in its sole discretion, and "Agreed Foreign Currency" shall mean any one of such currencies. The Bank may, with respect to advances made in an Agreed Foreign Currency, engage in reasonable rounding of the Agreed Foreign Currency amounts requested. As used herein, the term "Currency" means Dollars or any Agreed Foreign Currency and "Currencies" shall mean, collectively, Dollars and each Agreed Foreign Currency.
(c)All advances under this Note and subject LCS under the Loan Documents made or issued in Agreed Foreign Currencies shall be governed by the Bank's standard fees, charges, agreements, policy guidelines and other terms and provisions relating to such advances and issuances as in effect from time to time (collectively, the "Bank's Standard Foreign Currency Terms"), in addition to the specific provisions set forth herein. In the event of any conflict between the Bank's Standard Foreign Currency Terms and the terms of this Note or any other Loan Document, the Bank's Standard Foreign Currency Terms shall govern.
(d)All payments due hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imports, deductions, charges or withholdings imposed by any jurisdiction or taxing authority, domestic or foreign, and all liabilities with respect thereto, excluding (i) taxes imposed on the Bank's net income and (ii) taxes imposed on the Bank's net income and franchise taxes imposed on the Bank, by the jurisdiction of the Bank's lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions applicable to additional sums payable under this paragraph) the Bank will receive an amount equal to the sum the Bank would have received had no such deductions or withholdings been made, and (ii) each Borrower agrees to pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and promptly provide to the Bank the official receipt or other document evidencing such payment. In addition, each Borrower agrees to pay any present or future stamp or document taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note (hereinafter referred to as "Other Taxes"). If any Taxes or Other Taxes required to be paid by any Borrower hereunder are not paid and are imposed on and paid by the Bank, the Borrowers shall indemnify the Bank and reimburse the Bank for the amount of such payment, together with any interest, penalties and expenses in connection therewith, whether or not such tax shall have been correctly or legally imposed. Such reimbursement shall be made within thirty (30) days from the date the Bank makes written demand therefor.
Payment under this Note and the other Loan Documents shall be made in the relevant Agreed Foreign Currency or Dollars, as the case may be, at 1900 East Ninth Street, Cleveland, Ohio 44114 or such other location as may be designated by the Bank from time to time, is of the essence hereof. If payment is not made in the currency due hereunder or under any other Loan Document (the "Contractual Currency") or if any court or tribunal shall render a judgment or order for the payment of amounts due hereunder or under any other Loan Document and such judgment is expressed in a currency other than the Contractual Currency, each Borrower shall indemnify and hold the Bank harmless against any deficiency in terms of the amount received by the Bank arising or resulting from any variation as between (i) the rate of exchange at which the Contractual Currency is converted into the currency actually received or the currency in which the judgment is expressed (the "Received Currency") and (ii) the rate of exchange at which the Bank would, in accordance with normal banking procedures, be able to purchase the Contractual Currency with the Received Currency by the Bank on the Business Day following receipt of the Received Currency. If the court or tribunal has fixed the date on which the rate of exchange is determined for the conversion of the judgment currency into the Contractual Currency (the "Conversion Date") and if there is a change in the rate of exchange prevailing between the Conversion Date and the date of receipt by the Bank, then the Borrowers will, notwithstanding such judgment or order, pay such additional amount as may be necessary to ensure that the amount paid in the Received Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount then due to the Bank from the Borrowers hereunder in the Contractual Currency.
If a Borrower shall wind up, liquidate, dissolve or become bankrupt while there remains outstanding (i) any amounts owing to the Bank under this Note or under any other Loan Document, (ii) any damages owing to the Bank in respect of a breach of any of the terms hereof or (iii) any judgment or order rendered in respect of such amounts or damages, each Borrower shall indemnify and hold the Bank harmless against any deficiency in terms of the Contractual Currency in the amounts received by the Bank arising or resulting from any variation as between (a) the rate of exchange at which the Contractual Currency is converted into another currency (the "Liquidation Currency") for purposes of such winding-up, liquidation, dissolution or bankruptcy with regard to the amount in the Contractual Currency due or contingently due hereunder or under any other Loan Document or under any judgment or order into which the relevant obligations hereunder or under any other Loan Document shall have been merged and (b) the rate of exchange at which the Bank could, in accordance with normal banking procedures be able to purchase the Contractual Currency with the Liquidation Currency at the earlier of (l) the date of payment of such amounts or damages and (2) the final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy. As used in the preceding sentence, the "final date" or "dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy" shall be the date fixed by the liquidator or other appropriate person or otherwise applicable under the applicable law as being the last practicable date as of which the liabilities of a Borrower may be ascertained for such winding-up, liquidation, dissolution or bankruptcy before payment by the liquidator or other appropriate person in respect thereof.
2.Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrowers from the interest rate options set forth below (other than advances denominated in Australian Dollars which shall bear interest at the rate per annum set forth in subpart (iv) below and other than advances denominated in Polish Zloty which shall bear interest at the rate per annum set forth in subpart (v) below) (each, an "Option"):
(i)Base Rate Option. A rate of interest per annum which is at all times equal to (A) the Base Rate plus (B) the Applicable Margin per annum, then in effect. If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance to which the Base Rate Option applies will change automatically without notice to the Borrowers, effective on the date of any such change. There are no required minimum interest periods for advances bearing interest under the Base Rate Option.

(ii)Daily BSBY Floating Rate Option. In the case of Daily BSBY Floating Rate Loans denominated in Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Daily BSBY Floating Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Daily BSBY Floating Rate.
(iii)[Reserved].
(iv)Australian Dollar Loans. The rate per annum equal to (A) the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Bank as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Bank from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum at approximately 10:00 a.m., Sydney, Australia time, two (2) Business Days prior to the commencement of such Australian Dollar Loan Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Australian Dollar Loan Interest Period plus (B) the Applicable Margin per annum, then in effect, for the applicable Australian Dollar Loan Interest Period.
(v)Polish Zloty Loans. The rate per annum equal to (A) WIBOR plus (B) the Applicable Margin per annum, then in effect, for the applicable Polish Zloty Loan Interest Period.
(vi)Euros Loans. (A) Prior to the Term RFR Transition Date with respect to Loans that bear interest at a rate based on Daily Simple RFR denominated in Euro, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Loans denominated in Euro as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Daily Simple RFR for Euros plus the RFR Adjustment plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR. (B) On and after the Term RFR Transition Date with respect to Euros, in the case of Loans denominated in Euros that bear interest based on Tenn RFR, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Loans denominated in Euros as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Term RFR for Euros as determined for each applicable Interest Period plus the RFR Adjustment plus the Applicable Margin.
(vii)New Zealand Dollar Loans. The rate per annum equal to the NZFMA Bank Bill Reference Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time), rounded upwards, at the Administrative Agent's discretion, to the nearest 1/100th of 1% per annum at approximately 10:00 a.m. (Auckland, New Zealand time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (such day, the "New Zealand Rate Lookback Day"), as the rate for deposits in New Zealand Dollars with a maturity comparable to such Interest Period plus the Applicable Margin; provided, that if by such time the NZFMA Bank Bill Reference Rate in respect of such day has not been so published, or such day is not a Business Day, then the NZFMA Bank Bill Reference Rate for such day will be the NZFMA Bank Bill Reference Rate as published in respect of the first preceding Business Day for which such NZFMA Bank Bill Reference Rate was published thereon; provided further that any NZFMA Bank Bill Reference Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "New Zealand Rate Lookback Day").
(viii)Rate Unascertainable: Increased Costs: Deposits Not Available: Illegality; Benchmark Replacement Setting.
a. Unascertainable; Increased Costs; Deposits Not Available. If at any time:
i. (i) the Bank shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Eurocurrency Rate, Daily BSBY Floating Rate, Daily Simple RFR or RFR applicable to a Loan (in each case whether in Dollars or an Agreed Foreign Currency) cannot be determined pursuant to the definition thereof, including, without limitation, because such rate for the corresponding applicable Currency is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Currency or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or
ii.the Bank determines (which determination shall be conclusive and binding absent manifest error) that the Daily BSBY Floating Rate, Eurocurrency Rate, prior to the Term RFR Transition Date with respect to any Loans that bear interest based on Daily Simple RFR denominated in any Agreed Foreign Currency, or Daily Simple RFR with respect to any Currency, cannot be determined pursuant to the definition thereof or, on and after the Term RFR Transition Date with respect to any Loans that bear interest based Term RFR denominated in any Currency, Term RFR for such Currency cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, or
iii.the Bank determines that for any reason in connection with any request for a Term Rate Loan (in each case whether denominated in Dollars or an Agreed Foreign Currency) or a conversion thereto or a continuation thereof that (A) deposits in the applicable Currency are not available to Bank in connection with such Term Rate Loan, or are not being offered to banks in the market for the applicable Currency, amount, and Interest Period of such Term Rate Loan, or (B) the Term Rate Loan Option for any requested Currency or Interest Period with respect to a proposed Term Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, then the Bank shall have the rights specified in Section 2(vii)(c) [Bank's Rights].
b.Illegality. If at any time Bank shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Loan to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful, by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or any Official Body has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of any Currency in the applicable interbank market for the applicable Currency, then the Bank shall have the rights specified in Section 2(vii)(c) [Bank's Rights].

c.Bank's Rights. In the case of any event specified in Section 2(vii)(a) [Unascertainable; Increased Costs; Deposits Not Available] above, the Bank shall promptly so notify the Borrower thereof, and in the case of an event specified in Section 2(vii)(b) [Illegality] above, the Bank shall endorse a certificate to such notice as to the specific circumstances of such notice, and promptly send copies of such notice and certificate to the Borrowers.
i. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Bank, to allow the Borrower to select, convert to or renew a Loan under the affected Interest Rate Option in each such Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Interest Periods) until the Bank shall have later notified the Borrower Representative, of the Bank's, determination that the circumstances giving rise to such previous determination no longer exist.
ii.If at any time the Bank makes a determination under Section 2(vii)(a) [Unascertainable; Increased Costs; Deposits Not Available] (a) if the Borrowers have previously notified the Bank of its selection of, conversion to or renewal of a an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, such notification shall (i) with regard to any such pending request for Loans denominated in Dollars, be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans in the amount specified therein and (ii) with regard to any such pending request for Loans denominated in an Agreed Foreign Currency, be deemed ineffective (in each case to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (b) any outstanding affected Loans denominated in Dollars shall be deemed to have been converted into Base Rate Loans immediately, and (c) any outstanding affected Loans denominated in an Agreed Foreign Currency shall, at the Borrower Representative's election, either be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Foreign Currency) immediately or prepaid in full immediately; provided, however that absent notice from the Borrower Representative of conversion or prepayment, such Loans shall automatically be converted to Base Rate Loans (in an amount equal to the Dollar Equivalent of such Agreed Foreign Currency).
iii.If Bank notifies the Borrower Representative of a determination under Section 2(vii)(b) [Illegality], the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 8 [Yield Protection; Break Funding Indemnification], as to any Loan of Bank, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Agreed Foreign Currency, in an amount equal to the Dollar Equivalent of such Agreed Foreign Currency) or prepay such Loan in accordance with Section 7 [Prepayment; Reduction of Facility]. Absent due notice from the Borrower Representative of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Agreed Foreign Currency, in an amount equal to the Dollar Equivalent of such Agreed Foreign Currency) upon such specified date.
d.Benchmark Replacement Settings
i.    Benchmark Replacement.
l . Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a "Loan Document" for purposes of this Section titled "Benchmark Replacement Setting"), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for any Currency, then (x) if a Benchmark

Replacement is determined in accordance with clause (1) or (2) of the definition of "Benchmark Replacement" (except as set forth in clause (y) below) for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Note or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3), (4), or (5) of the definition of "Benchmark Replacement" or clause (2) of the definition of "Benchmark Replacement Adjustment" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Bank without any amendment to, or further action or consent of any other party to, this Note or any other Loan Document.
2. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR for the applicable Currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Note or any other Loan Document; provided that this clause (2) shall not be effective unless the Bank has delivered to the Borrower Representative a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Bank shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.
ii.     Benchmark Replacement Conforming Changes. In connection with                             the use, administration, adoption or implementation of a Benchmark Replacement, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such

Conforming Changes will become effective without any further action or consent of any other party to this Note or any other Loan Document.
iii.     Notices; Standards for Decisions and Determinations. The Bank will     promptly notify the Borrower Representative of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Bank will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Note or any other Loan Document except, in each case, as expressly required pursuant to this Section.
e.Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion, (B) the administrator or regulatory supervisor of the administrator of such Benchmark or an Official Body having jurisdiction over such administrator with respect to its publication of such Benchmark or an Official Body having jurisdiction over the Bank, in each case acting in such capacity, has provided a public statement or publication of information identifying a specific date after which any tenor shall or will no longer be made available, or will not be representative, or will not be permitted to be used for determining the interest rate for syndicated loans denominated in the applicable Currency, or (C) the administrator of such Benchmark has provided a public statement or publication of information (including a "Technical Note" published on the BSBY Website) announcing that a BSBY Final Step Event has occurred with respect to any tenor for such Benchmark, then the Bank may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such impacted tenor, and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a

Benchmark (including a Benchmark Replacement) or (B) is not (or is no longer) subject to an announcement described in clause (i)(B) or clause (i)(C) above, then the Bank may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
f.Benchmark Unavailability Period. Upon the Borrower Representative's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any pending request for, conversion to or continuation of a Loan bearing interest based on the Daily BSBY Floating Rate, Eurocurrency Rate or RFR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon such then-current Benchmark or the tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
g.Inconsistencies with Loan Agreement. The Borrowers hereby agree that if any provision of this Section 2(vii) is inconsistent with Section 9 of the Loan Agreement, this Section 2(vii) shall govern.
(ix)"Benchmark Replacement Notification". Section (vii) [Benchmark Replacement Setting] of this Note provides a mechanism for determining an alternative rate of interest in the event that the Daily BSBY Floating Rate, Eurocurrency Rate, Daily Simple RFR or Term RFR for any applicable Currency is no longer available or in certain other circumstances. The Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Daily BSBY Floating Rate, Eurocurrency Rate, Daily Simple RFR or Term RFR for any applicable Currency, or with respect to any alternative or successor rate thereto, or replacement rate therefor.
(x)Term RFR Transition Event. Notwithstanding anything to the contrary in this Note or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR for the applicable Currency, then the applicable Term RFR, if any, will replace such Benchrnark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Note or any other Loan Document; provided that this clause (i) shall not be effective unless the Bank has delivered to the Borrowers a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Bank shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.
(xi)If at any time the designated rate applicable to any Loan made by Bank exceeds Bank's highest lawful rate, the rate of interest on such Loan shall be limited to such highest lawful rate. The applicable Base Rate, Eurocurrency Rate, Daily BSBY Floating Rate, Daily Simple RFR, or Term RFR shall be determined by the Bank, and such determination shall be conclusive absent manifest error. Interest on the principal amount of each Advance denominated in an Agreed Currency shall be paid by the Borrowers in such Agreed Currency.
For purposes hereof, the following terms shall have the following meanings:
"Adjustment Date" means the date, with respect to each fiscal quarter of PLP in each fiscal year, commencing with the first (1st) fiscal quarter end immediately following the date hereof, that is the first day of the first calendar month after the date on which PLP delivers the financial statements required hereunder to be delivered with respect to such fiscal quarter, together with a Compliance Certificate.
"Applicable Margin" shall mean, for any day, with respect to any advance made under the Facility, (i) from the date hereof until the first Adjustment Date thereafter, (x) the percentage per annum applicable to subject LCS, Base Rate Option, Daily BSBY Floating Rate Option, Benchmark Option, Australian Dollar Loans or Polish Zloty Loans, as the case may be in Tier 1 in the table set forth below, and (ii) from and after such first Adjustment Date and any subsequent Adjustment Date, the percentage per annum applicable to subject LCS, Base Rate Option, Daily BSBY Floating Rate Option, Benchmark Option, Australian Dollar Loans or Polish Zloty Loans, as the case may be, corresponding to the level of the Funded Debt to EBITDA Ratio in the table set forth below for the trailing twelve month period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date, provided, however, that notwithstanding clauses (i) and (ii) above, to the extent that either (A) the financial statements or the Compliance Certificate required to be delivered following any fiscal quarter are not delivered by the due date therefor, or (B) any Event of Default has occurred and is continuing, then the Applicable Margin shall be, from and after such due date or the date of such Event of Default (as applicable) until the date on which such financial statements and Compliance Certificate are delivered or such Event of Default is no longer continuing (as applicable), the percentage per annum applicable to subject LCS, Base Rate Option, Daily BSBY Floating Rate Option, Benchmark Option, Australian Dollar Loans or Polish Zloty Loans, as the case may be, set forth in Tier 2; provided, further, however, that nothing in herein shall limit the applicability of Section 6 with respect to the imposition of a default rate of interest:

	Funded Debt to EBITDA Ratio	Applicable Margin for Base. Rate Option (bps)	Applicable Margin for Daily Simple SOFR Rate Option (bps)* *	Applicable Ma rgin for Euro Loans (bps)	Applicable Margin for Australian Dollar Loans (bps)	Applicable Margin for subject LCs (bps)	Applicable Margin For Polish Zloty Loans (bps)	Applicable Margin for New Zealand Dollar Loans (bps)
Tier 1	Less than or equal to 2.25x		122.5	112.5	112.5	112.5	112.5	112.5
Tier 2	Greater than 2.25x	37.5	160	150	150	150	150	150
** Includes a 10 bps SOFR adder.
"Australian Bank Bill Swap Bid Rate" shall mean the bank bill interest rate, the wholesale interbank rate within Australia as published by the Australian Financial Markets Association (AFMA). It is the borrowing rate among the country's top market makers, and is widely used as the benchmark interest rate for financial instruments.
"Australian Dollar Loan Interest Period" shall mean, as to any advance to which the Australian Bank Bill Swap Bid Rate applies, the period of thirty (30) days, commencing on the date of disbursement of an advance (or the date of conversion of an advance to the Australian Bank Bill Swap Bid Rate, as the case may be) and each successive period of thirty (30) days thereafter; provided that, if an Australian Dollar Loan Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Australian Dollar Loan Interest Period shall end on the next preceding Business Day.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if such Benchmark for such Currency is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) for such Currency, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to clause (iv) of this Section. For the avoidance of doubt, the Available Tenor for the a Daily Simple RFR or Daily BSBY Floating Rate is one month.
"Base Rate" shall mean the highest of (A) the Prime Rate, and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%), and (C) the sum of the Daily BSBY Floating Rate plus one hundred (100) basis points (1.0%), so long as the Daily BSBY Floating Rate is offered, ascertainable and not unlawful.
"Benchmark" means, initially, with respect to Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, (a) Dollars, Daily BSBY Floating Rate, (b) Euros, the Daily Simple RFR or Term RFR, or (c) Australian Dollars, the Eurocurrency Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, or upon the occurrence of a Term RFR Transition Event, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section. Any reference to "Benchmark" shall include, as applicable, the published component used in the calculation thereof.
"Benchmark Replacement" means, for any Available Tenor, the first applicable alternative set forth in the order below that can be determined by the Bank for the applicable Benchmark Replacement Date:
(1)[intentionally omitted]; and
(2)Where the Benchmark is Daily BSBY Floating Rate, the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;
(3)Where the Benchmark is EURIBOR,
(1)the sum of (A) Term RFR for €STR and (B) the related Benchmark Replacement Adjustment; and
(2)the sum of: (A) Daily RFR for €STR and (B) the related Benchmark Replacement Adjustment;
(4)[intentionally omitted]; and

(5)the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Bank and the Borrower Representative as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark, including any applicable recommendations made by a Relevant Governmental Body, for syndicated credit facilities denominated in the applicable Currency at such time;
provided that any such Benchmark Replacement shall be administratively feasible as determined by the Bank in its sole discretion. If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
"Benchmark Replacement Adjustment" means, with respect to any replacement of the thencurrent Benchmark for any Currency with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Bank:
(1)Where the Benchmark is Daily BSBY Floating Rate, an adjustment (which may be a positive or negative value or zero) equal to the BSBY Long-Term Spread Adjustment for such Corresponding Tenor as of the Reference Time such Benchmark Replacement is first set and is displayed on a screen or other information service that publishes such adjustment from time to time as selected by the Administrative Agent in its reasonable discretion; and
(2)an adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank and the Borrower Representative as the replacement for such Available Tenor giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement, including any applicable recommendations made by a Relevant Governmental Body, for syndicated credit facilities denominated in the applicable Currency at such time;
provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with this Section will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of "Benchmark Replacement

Adjustment" shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.
"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the Facility and the Loan Documents).
"Benchmark Replacement Date" means a date and time determined by the Bank, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(1)in the case of clause (1) of the definition of "Benchmark Transition Event," the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which all Available Tenors of such Benchmark (or such component thereof) are no longer available, permitted to be used for determining the interest rate of syndicated loans denominated in the applicable Currency, or shall cease; or
(2)in the case of clause (2) of the definition of "Benchmark Transition Event," a date and time determined by the Bank as administratively feasible in its reasonable discretion and no later than 90 days following the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clauses (l) and (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark available hereunder (or the published component used in the calculation thereof).
"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark for any Currency:

(1) a public statement or publication of information by or on behalf of (A) the administrator of such Benchmark (or the published component used in the calculation thereof), (B) an Official Body having jurisdiction over such administrator with respect to its publication of such Benchmark, or (C) an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark, or the central bank for the Currency applicable to such Benchmark, in each case acting in such capacity, identifying a specific date after which all Available Tenors of such Benchmark, (or such component thereof) (i) shall or will no longer be made available or permitted to be used for determining the interest rate of syndicated loans denominated in the applicable Currency, or (ii) shall or will otherwise cease, provided that, at the time of any such statement or publication to the extent related solely to unavailability or cessation of such Benchmark, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (2) where the Benchmark is Daily BSBY Floating Rate, a public statement or publication of information by the administrator of such Benchmark (including a "Technical Note" published on the BSBY Website) that a BSBY Final Step Event has occurred for all Available Tenors of such Benchmark.
"Benchmark Unavailability Period" means, so long as a Benchmark Transition Event has occurred, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for any Currency for all purposes hereunder and under any Loan Document in accordance with this Section titled "Benchmark Replacement Setting" and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for such Currency for all purposes hereunder and under any Loan Document in accordance with this Section titled "Benchmark Replacement Setting."
"Bloomberg" means Bloomberg Index Services Limited (or a successor administrator of the BSBY Screen Rate).
"Borrowing Date" means, with respect to any Revolving Loan, the date of the making, renewal, or conversion thereof, which shall be a Business Day.
"Borrowing Tranche" means specified portions of advanced outstanding under this Note as follows: (i) any Daily BSBY Floating Rate Option advances or Benchmark Option advances which have the same Interest Period under the same advance shall constitute one Borrowing Tranche, and (ii) all Base Rate Loans shall constitute one Borrowing Tranche.
"BSBY Final Step Event" means, for any Available Tenor, either (i) the twentieth (20th) consecutive U.S. Government Securities Business Day or (ii) the thirtieth (30th) U.S. Government Securities Business Day within a rolling ninety (90)-day period, on which the BSBY Screen Rate is calculated in accordance with "Level 6" (or any successor final step) of the "Alternative Calculation Waterfall" defined or set forth in the BSBY Screen Rate's index methodology and rulebook, as published on the BSBY Website.

"BSBY Long-Term Spread Adjustment" means the most recently dated "BSBY SOFR 5Y Spread Adjustment" published on the BSBY Website.
"BSBY Website" means the "Bloomberg Short-Term Bank Yield Index" website at https://www.bloomberg.com/professional/product/indices/bsby/ (or any successor website).
"BSBY Reserve Percentage" shall mean, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to BSBY Screen Rate funding.
"BSBY Screen Rate" means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Bank from time to time).
"Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Cleveland, Ohio; provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any (i) Daily BSBY Floating Rate Loan, the term "Business Day" means any such day that is also a U.S. Government Securities Business Day; (ii) Eurocurrency Rate Loan, the term "Business Day" means any such day that is also a Eurocurrency Banking Day; and (iii) RFR Loan, the term "Business Day" means any such day that is also an RFR Business Day.
"CEA" means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
"Change of Control" shall mean (a) the Ruhlman Family shall cease to own directly or beneficially at least 25% of the outstanding voting Equity Interests of PLP on a fully diluted basis, in each case free and clear of all liens or other encumbrances; (b) PLP shall cease to own, free and clear of all liens or other encumbrances, at least the percentage of the outstanding voting Equity Interests of each of its subsidiaries on a fully diluted basis as is indicated on the corporate structure chart delivered to Bank in connection with the initial closing of the Loan Agreement (as hereinafter defined); (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of PLP or any of its subsidiaries, as the case may be, by Persons who were neither (i) nominated by the board of directors of such entity nor (ii) appointed by directors so nominated; (d) the acquisition of direct or indirect Control of PLP by any Person or group other than the Ruhlman Family; or (e) PLP shall cease to own, free and clear of all liens or other encumbrances 100% of the outstanding voting Equity Interests of PLP Australia, PLP New Zealand, PLP Poland, PLP Austria and PLP Spain.

"Company" shall have the meaning ascribed thereto in the Loan Agreement (as hereinafter defined).
"Conforming Changes" means, with respect to Daily BSBY Floating Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period," the definition of "U.S. Government Securities Business Day," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of Daily BSBY Floating Rate, Daily Simple RFR or Term RFR or such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of the Daily BSBY Floating Rate, Daily Simple RFR or Term RFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor, provided that, (i) if any Available Tenor does not correspond to a tenor applicable to the Unadjusted Benchmark Replacement, the closest corresponding tenor of the Unadjusted Benchmark Replacement shall be applied, and (ii) if applicable, if a tenor of the Unadjusted Benchmark Replacement corresponds equally to two tenors of the then-current Benchmark, the corresponding tenor of the shorter duration shall be applied.

"Daily BSBY Floating Rate" means, for any day, a rate of interest per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank's discretion, to the nearest 1/ 100th of 1%) (a) the BSBY Screen Rate for such day for a term of one (1) month, by (b) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, that if the Daily BSBY Floating Rate, determined as provided above, would be less than the Floor, then the Daily BSBY Floating Rate shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily BSBY Floating Rate without notice to the Borrower Representative.

"Daily BSBY Floating Rate Loan" means a Loan that bears interest at a rate based on the Daily BSBY Floating Rate.
"Daily BSBY Floating Rate Option" means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 2(ii).
"Daily Simple RFR" means, for any day (an "RFR Day"), a rate per annum determined by the Bank, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Bank's discretion, to the nearest 1/100 of 1%) (a) the applicable Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage:
(a) Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the "€STR Lookback Day") that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator's Website;
provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Note. The adjusted Daily Simple RFR rate for each outstanding Daily Simple RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Bank shall give prompt notice to the Borrower Representative of the adjusted Daily Simple RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator's Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator's Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower Representative.
"Daily Rate Loan" means a Loan that bears interest at a rate based on the (i) Base Rate, (ii) Daily Simple RFR or (iii) Daily BSBY Floating Rate.
"Daily Simple RFR Lookback Days" means, €STR Lookback Day.

"Daily Simple RFR Option" means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 2(e)(B) [Daily Simple RFR Option].
"Daily Simple SOFR" means, for any day (a "SOFR Rate Day"), the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank's discretion, to the nearest 1/100th of I %) (A) SOFR for the day (the "SOFR Determination Date") that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of "SOFR"; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

"Dollar", "Dollars", "U.S. Dollars" and the symbol "$" means, in each case, the lawful money of the Unites States of America.
"Dollar Equivalent" means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Agreed Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Agreed Foreign Currency last provided (either by publication or otherwise provided to the Bank by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Bank from time to time) on the date that is the applicable Daily RFR Lookback Day (for amounts relating to Daily RFR Simple RFR Loans and letters of credit denominated in an Agreed Foreign Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Loans to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Bank using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Bank using any method of determination it deems appropriate in its sole discretion. Any determination by the Banka pursuant to clauses (b) or (c) above shall be conclusive absent manifest enor..
"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
"€STR" means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.
"€STR Administrator" means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
"€STR Administrator's Website" means the European Central Barks website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.
"Euro" or "€" mean the single currency of the Participating Member States.
"Eurocurrency Banking Day" means any day which is, as applicable, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Euros, a TARGET Day and (ii) Australian Dollars, any day on which banks are open for business in Australia.
"Eurocurrency Rate" means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum determined by Bank by dividing (the resulting quotient rounded upwards, at the Bank's discretion, to the nearest 1/100 of 1%)(a) the applicable Eurocurrency Rate below for such Interest Period by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage:
(a) denominated in Australian Dollars, the rate per annum equal to the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Bank as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Bank from time to time) for the applicable Interest Period, rounded upwards, at the Bank's discretion, to the nearest 1/100th of 1% per annum at approximately 10:00 a.m. (Sydney, Australia time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Interest Period; provided, that if by such time the Australian Bank Bill Swap Bid Rate in respect of such day has not been so published, or such day is not a Business Day, then the Australian Bank Bill Swap Bid Rate for such day will be the Australian Bank Bill Swap Bid Rate as published in respect of the first preceding Business Day for which such Australian Bank Bill Swap Bid Rate was published thereon; provided further that any Australian Bank Bill Swap Bid Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "Australian Rate Lookback Day");
provided that if the adjusted Eurocurrency Rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Note. The Eurocurrency Rate for any Loans shall be based upon the Eurocurrency Rate for the Currency in which such Loans are requested. The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage. The Bank shall give prompt notice to the Borrower Representative of the Eurocurrency Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
"Eurocurrency Rate Lookback Days" means, collectively, Australian Rate Lookback Day and New Zealand Rate Lookback Day and each such day is a "Eurocurrency Rate Lookback Day",

"Eurocurrency Rate Borrowing" means, as to any Borrowing Tranche, a Eurocurrency Rate Loan comprising such Borrowing Tranche.
"Eurocurrency Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate.
"Eurocurrency Rate Option" means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2(iv) [Australian Dollar Loans].
"Eurocurrency Reserve Percentage" means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.
"Excluded Hedge Liability or Liabilities" means, with respect to each Borrower, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
"Fallback Rate" means the Base Rate.
"Federal Funds Open Rate" shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Bank (an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrowers.
"Floor" means a rate of interest per annum equal to zero basis points (0%).
"Foreign Currency Hedge" means any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

"Foreign Currency Hedge Liabilities" means as is specified in the definition of Lender Provided Foreign Currency Hedge.
"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Interest Period" means the period of time selected by the Borrower Representative in connection with (and to apply to) any election permitted hereunder by the Borrower Representative to have advances under this Note bear interest under a Term Rate Loan Option. Subject to the last sentence of this definition and subject to availability for the interest rate applicable to the relevant Currency, such period shall be one, three or six months. Such Interest Period shall commence on the effective date of such Term Rate Loan Option, which shall be (i) the Borrowing Date if the Borrower Representative is requesting new advances under this Note, or (ii) the date of renewal of or conversion to a Term Rate Loan Option if the Borrower Representative is renewing or converting to a Term Rate Loan Option applicable to outstanding advances under this Note. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (B) the Borrower Representative shall not select, convert to or renew an Interest Period for any portion of the advances under this Note that would end after the Expiration Date.
"IOSCO Principles" means the International Organization of Securities Commissions' (IOSCO) Principles for Financial Benchmarks, as the same may be amended or supplemented from time to time.
"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. "Lender Provided Foreign Currency Hedge" means a Foreign Currency Hedge which is entered into between any Borrower and Bank that: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to Bank providing any Lender Provided Foreign Currency Hedge (the "Foreign Currency Hedge Liabilities") by any Borrower that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Note and all other Loan Documents be "Obligations" of such Person and of each other Borrower, be guaranteed obligations under this Note and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.
"Lender Provided Interest Rate Hedge" means an Interest Rate Hedge which is entered into between any Loan Party and any Hedge Bank that: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the Hedge Bank providing any Lender Provided Interest Rate Hedge (the "Interest Rate Hedge Liabilities") by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents, be "Obligations" of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 10.3 [Application of Proceeds].
"Loans" means, collectively, and "Loan" means, separately, all Revolving Credit Loans.
"NZFMA Bank Bill Reference Rate" shall mean the bank bill benchmark rate published by the New Zealand Financial Markets Association (NZFMA). It is the borrowing rate among the country's top market makers, and is widely used as the benchmark interest rate for financial instruments.
"Obligation" means any obligation or liability of any of the Borrowers or other credit support providers specified in the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (a) this Note or any other Loan Document whether to the Bank or its affiliates or other persons provided for under such Loan Documents and (b) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
"Official Body" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the

Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
"Polish Zloty Loan Interest Period" shall mean, as to any advance to which WIBOR applies, the period of thirty (30) days, commencing on the date of disbursement of an advance (or the date of conversion of an advance to WIBOR, as the case may be) and each successive period of thirty (30) days thereafter; provided that, if a Polish Zloty Loan Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Polish Zloty Loan Interest Period shall end on the next preceding Business Day.
"Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.
"Published Rate" shall mean the one-month Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg or another commercially available source providing such quotations as may be designated by the Bank from time to time.
"Reference Time" means, with respect to any setting of the then-current Benchmark, the time determined by the Bank in its reasonable discretion.
"Revolving Credit Loans" means, collectively, and Revolving Credit Loan means, separately, all advances made by Bank to Borrowers pursuant to Section 1 [Advances] of this Note.
"RFR" means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euro, €STR.
"RFR Adjustment" means with respect to Daily Simple RFR Loans or Term RFR Rate Loans, the adjustment set forth in the table below corresponding to such Currency for the corresponding Daily Simple RFR Option or Term RFR Option:

	Adjustment to Daily simple RFR	Adjustment to Term RFR
Euros	0.0456%	0.0456%

"RFR Administrator" means the €STR Administrator.
"RFR Administrator's Website" means the €STR Administrator's Website.
"RFR Business Day" means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euro, a TARGET Day.
"RFR Loan" means a Loan that bears interest at a rate based on a Daily Simple RFR or, after the replacement of the then-current Benchmark for any Currency for all purposes hereunder or under any Loan Document with a Term RFR pursuant to Section 2(vii)(P) [Term RFR Transition Event], the Term RFR for such Currency, as the context may require.
"RFR Reserve Percentage" means as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.
"Ruhlman Family" shall mean Barbara P. Ruhlman Irrevocable Trust Dated July 29, 2008, Barbara P. Ruhlman, Robert G. Ruhlman, Abigail Ruhlman, Randall M. Ruhlman, J. Ryan Ruhlman, Maegan A. R. Cross, and each of such individual's offspring.
"SOFR" means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"Swap" means any "swap" as defined in Section la(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.36).
"Swap Obligation" means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge or a Lender Provided Foreign Currency Hedge.
"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in Euros.
"Term Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate or Term RFR.
"Term Rate Loan Option" means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 2(vi)(B).sto
"Term RFR" means, with respect to Euros for any Interest Period, a rate per annum determined by the Bank, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Term RFR Forward Looking Rate by dividing (the resulting quotient rounded upwards, at the Bank's discretion, to the nearest 1/100 of 1%) (a) the applicable Term RFR Forward Looking Rate by (b) a number equal to I .00 minus the Term RFR Reserve Percentage; provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Note. The adjusted Term RFR for each outstanding Term RFR Loan shall be adjusted automatically as of the effective date of any change in the Term RFR Reserve Percentage. The Bank shall give prompt notice to the Borrower Representative of the adjusted Term RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
"Term RFR Forward Looking Rate" means, with respect to Euros for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Bank in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Bank.
"Term RFR Notice" means a notification by the Bank to the Borrower Representative of the occurrence of a Term RFR Transition Event.
"Term RFR Option" means the option of the Borrower Representative to have advanced under this Note bear interest at the rate and under the terms specified in Section 2(e)(A) [Term RFR Option].
"Term RFR Rate Loan" means a Loan in Euros that bears interest at a rate based on Term RFR.
"Term RFR Transition Date" means, in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Borrowers pursuant to Section 2(vii)(P) [Term RFR Transition Event], which date shall be at least 30 (thirty) calendar days from the date of the Term RFR Notice.

"Term RFR Transition Event" means, with respect to Euros for any Interest Period, the determination by the Bank that (a) the applicable Term RFR for such Currency is determinable for each Available Tenor, (b) the administration of such Term RFR is administratively feasible for the Bank, and (c) the RFR Administrator publishes, publicly announces or makes publicly available that such Term RFR is administered in accordance with the IOSCO Principles, and (d) such Term RFR is used as a benchmark rate in at least five currently outstanding syndicated credit facilities denominated in the applicable Currency (and such syndicated credit facilities are identified and are publicly available for review), and (e) such Term RFR is recommended for use by a Relevant Governmental Body.
"U.S. Government Securities Business Day" means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
"WIBOR" shall mean, in relation to any Advance denominated in Zloty and any Polish Zloty Loan Interest Period:
(a)a rate per annum determined by the Bank to be equal to the WIBOR Screen Rate
(rounded upwards to five decimal places); or
(b)in the event that no such WIBOR Screen Rate is available, the rate per annum determined by the Bank to be the arithmetic mean (rounded upwards to five decimal places) of the rates offered by prime banks in the Warsaw interbank market for deposits in the relevant Currency and with a term equivalent to such Polish Zloty Loan Interest Period, in each case, at or about 11 a.m. (Warsaw time) on the first day of the relevant Polish Zloty Loan Interest Period.
"WIBOR Screen Rate" shall mean the percentage rate per annum determined by the Polish Association of Banking Dealers (Stowarzyszenie Dealerow Bankowych ACI Polska), as displayed on the appropriate page of the Reuters screen (and, if such page is replaced or service ceases to be available, the Bank may specify another page or service displaying the appropriate rate).
"Zloty" shall mean the lawful currency of Poland.
The foregoing notwithstanding, it is understood that the Borrowers may select different Options to apply simultaneously to different portions of the advances and may select up to six (6) different Borrowing Tranches to apply simultaneously to different portions of the advances bearing interest under the Daily BSBY Floating Rate Option or Benchmark Option. Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.
3.Interest Rate Election. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by the Borrower Representative from the applicable Interest Rate Options specified above applicable to the Loans, it being understood that, subject to the provisions of this Note, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches; provided further that if an Event of Default exists and is continuing, the Borrowers upon notice from Bank, may not request, convert to, or renew the Daily BSBY Floating Rate Option or Daily Simple RFR Option for any Loans and the Bank may demand that all existing Borrowing Tranches (i) denominated in Dollars bearing interest under a Daily BSBY Floating Rate Option shall be converted immediately to the Base Rate Option and (ii) denominated in an Agreed Currency shall either (x) (A) in relation to Term Rate Loans, be converted immediately to the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) at the end of the Interest Period therefor; and (B) in relation to Daily Rate Loans, be converted immediately to the Base Rate Option or (y) in relation to Term Rate Loans, be prepaid at the end of the applicable Interest Period in full, subject to the obligation of the Borrower to pay any indemnity under Section 8 [Yield Protection; Break Funding Indemnification] in connection with such conversion.
4.Advance Procedures. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. Each Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of the CFO, VP — Finance, Controller, General Counsel, or Treasury Manager providing such instructions. Each Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, the interest rate and interest period applicable thereto, as well as the date and amount of each payment; provided, however, that failure to make any such entry shall in no way detract from Borrowers' obligations under this Note.
5.Payment Terms; Commitment Fee. The Borrowers shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for the portion of advances bearing interest under the Base Rate Option and the Benchmark Option (other than Term SOFR), on the first day of each month during the term hereof, (b) for the portion of advances bearing interest under the Daily BSBY Floating Rate Option or Term SOFR with respect to the Benchmark Option, on the last day of the respective Interest Period or Available Tenor, as applicable, for such advance, (c) if any Interest Period or Benchmark Option Available Tenor is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full. All outstanding principal and accrued interest hereunder shall be due and payable in full on the Expiration Date. All advances under this Note shall be repaid and each payment of interest thereon shall be paid in the currency in which such advance was made. If for any reason any Borrower is prohibited by any law, rule, regulation or any other reason from making any required payment hereunder or under any of the other Loan Documents in an Agreed Foreign Currency, such Borrower will make such payment in Dollars in the Dollar Amount of such Agreed Foreign Currency payment amount.
If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. Each Borrower hereby authorizes the Bank to charge such Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.
The Borrowers shall pay to the Bank quarterly in arrears, on the last day of each calendar quarter, a commitment fee in the amount of the product of twenty (20) basis points (0.20%) per annum multiplied by the average daily unused amount of the Facility during the most recently ended quarter.
Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, if, after the making of any Revolving Loan in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such advance was made (the "Original Currency") no longer exists or a Borrower is not able to make payment to the Bank in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

6. Late Payments; Default Rate. If any Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, such Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the "Late Charge"). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank's option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. Each Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.
    Prepayment; Reduction of Facility. The Borrowers shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to paragraph 8 below. The Borrowers shall have the right to reduce the Facility from time to time in a minimum of $1,000,000 increments.
8.Yield Protection: Break Funding Indemnification. The Borrowers shall pay to the Bank on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, each Borower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with frnds acquired to effect, fund or maintain any advance (or any part thereoO bearing interest under the Daily BSBY Floating Rate Option) which the Bank sustains or incurs as a consequence of either (i) any Bon-ower's failure to make a payment on the due date thereof, (ii) any Borrower's revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance bearing interest under the Daily BSBY Floating Rate Option, or (iii) any Borrower's payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any advance bearing interest under the Daily BSBY Floating Rate Option on a day other than the last day of the applicable Interest Period. A notice as to any amounts payable pursuant to this paragraph given to any Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. Each Borrower's indemnification obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder.
9.Other Loan Documents. This Note is issued in connection with the Amended and Restated Loan Agreement between the Borrowers and the Bank, dated as of September 24, 2015 (as further amended, modified or renewed from time to time, the "Loan Agreement"), and the other agreements and documents now or hereafter executed and/or delivered in connection herewith or therewith or referred to herein or therein (including, without limitation, the subject LCS), the terms of which are incorporated herein by reference (this Note, the Loan Agreement, and such other agreements and documents, each as amended, modified or renewed from time to time, being collectively referred to as the "Loan Documents"), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note. Capitalized and other terms not defined herein shall have the meanings ascribed to them in the other Loan Documents.
10.Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) (A) the nonpayment of (1) any principal under this Note when due and (2) interest, other indebtedness or any other amounts payable under this Note or any of the other Loan Documents (other than reimbursements referred to in clause (i)(B) of this Section 10) within ten (10) days after the same is due, and (B) failure to reimburse the Bank for any draft or other item paid by Bank pursuant to or otherwise in respect of any subject LC when obligated to do so; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor's failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future, relating to, evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank or the cessation of all or a substantial part of the business operations of any Obligor; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt, provided that this subsection shall not apply if and only so long as the aggregate unpaid principal balance of all such indebtedness in default does not exceed five million dollars ($5,000,000) at any one time outstanding; in this subsection, "default" means that (A) there shall have occurred (or shall exist) in respect of the indebtedness in question any event, condition or other thing that constitutes, or that with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative or creditors to accelerate) the maturity of any such indebtedness, (B) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity, or (C) any such indebtedness payable on demand shall not have been paid in full within ten (10) banking days after any actual demand for payment); (vi) if at any time (A) the aggregate of all undischarged final judgments (excluding final judgments the execution of which, on the date of determination, are effectively stayed) against the Obligors or any thereof for the payment of money shall exceed $5,000,000 or (B) the aggregate of all liabilities of the Obligors arising from defaults under ERISA (as defined in the Loan Agreement) shall exceed $5,000,000; (vii) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (viii) any material adverse change in any Obligor's business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank's opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the occurrence of a Change of Control. As used herein, the term "Obligor" means any Borrower, and any guarantor of the Borrowers' obligations to the Bank existing on the date of this Note or arising in the future.
Upon the occurrence and during the continuance of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank's option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank's option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.
11.Power to Confess Judgment. Each Borrower hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained and paid by the Bank, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against any Borrower in favor of the Bank, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrowers under this Note, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record. Each Borrower hereby expressly (i) waives any conflict of interest of the attorney(s) retained by the Bank to confess judgment against any Borrower upon this Note, and (ii) consents to the receipt by such attorney(s) of a reasonable legal fee from the Bank for legal services rendered for confessing judgment against any Borrower upon this Note. A copy of this Note, certified by the Bank, may be filed in each such proceeding in place of filing the original as a warrant of attorney.

12.Right of Setoff. In addition to all liens upon and rights of setoff against any Borrower's money, securities or other property given to the Bank by law, the Bank shall have, with respect to the

Borrowers' obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of such Borrower's right, title and interest in and to, all of such Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrowers. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.
13.Indemnity. Each Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the "Indemnified Parties"), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or Governmental Authority (including any person or entity claiming derivatively on behalf of any Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by any Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or Governmental Authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. Any Borrower may participate at its expense in the defense of any such action or claim.
14.Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree. Without limiting the foregoing, first-class mail, facsimile transmission, electronic mail and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party's address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrowers from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrowers agree to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. Each Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. Each Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind each Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however that no Borrower may assign this Note in whole or in part without the Bank's written consent and the Bank at any time may assign this Note in whole or in part.
If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the specified currency with such other currency at the Bank's main office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to the Bank hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by Bank of any sum adjudged to be so due in such other currency Bank may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to Bank in the specified currency, the Borrowers agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify Bank against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to Bank in the specified currency Bank agrees to remit such excess to the Borrowers.
If, as a result of the implementation of the European monetary union, (i) any Agreed Foreign Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, or (ii) any Agreed Foreign Currency and the Euro are at the same time recognized by any Governmental Authority of the nation issuing such currency as lawful currency of such nation and the Bank shall so request in a notice delivered to the Borrower Representative, then any amount payable hereunder by any party hereto in such Agreed Foreign Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Agreed Foreign Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clauses (i) and (ii) of the preceding sentence, each amount payable hereunder in any Agreed Foreign Currency will, except as otherwise provided herein, continue to be payable only in that Agreed Foreign Currency.

Each Borrower agrees, at the request of the Bank to compensate the Bank for any loss, cost, expense or reduction in return that the Bank shall reasonably determine shall be incurred or sustained by Bank as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of the Bank setting forth the Bank's determination of the amount or amounts necessary to compensate the Bank shall be delivered to the Borrower Representative and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay the Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Each Borrower agrees, at the time of or at any time following the implementation of any changes to the European monetary union, to use reasonable efforts to enter into an agreement amending this Note in order to reflect the implementation of such changes, and to place the Bank and the Borrowers in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Agreed Foreign Currency it replaced.
This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWERS DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Each Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against any Borrower individually, against any security or against any property of any Borrower within any other county, state or other foreign or domestic jurisdiction. Each Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrowers. Each Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.
15.Anti-Money Laundering/lnternational Trade Law Compliance. Each Borrower represents and warrants to the Bank, as of the date of this Note, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Each Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event.

As used herein: "Anti-Terrorism Laws" means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; "Compliance Authority" means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; "Covered Entity" means each Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of each Borrower acting in any capacity in connection with the Facility; "Reportable Compliance Event" means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; "Sanctioned Country" means a country subject to a sanctions program maintained by any Compliance Authority; and "Sanctioned Person" means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.
16.WAIVER OF JURY TRIAL. EACH BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
Each Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Remainder of Page Intentionally Left Blank]

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND
COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Signature Page to Fourteenth Amended and Restated Line of Credit Note

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND
COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WITNESS / ATTEST: BELOS-PLP S.A.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND
COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND
COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Signature Page to Fourteenth Amended and Restated Line of Credit Note

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND
COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Signature Page to Fourteenth Amended and Restated Line of Credit Note

EXHIBIT A TO
FOURTEENTH AMENDED AND RESTATED LINE OF CREDIT NOTE
SOFR REPLACEMENT RIDER
Article I.    Definitions Etc.
Section 1.1 Defined Terms. The following terms shall have the following meanings for purposes of the Fourteenth Amended and Restated Line of Credit Note, including without limitation, this Exhibit A and the provisions contained herein:
"Amended Agreement" means the Existing Note, as amended pursuant to the Fourteenth Amended and Restated Line of Credit Note.
"Amended Documents" means the Existing Documents, as amended pursuant to the Fourteenth Amended and Restated Line of Credit Note.
"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Amended Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Amended Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then removed from the available interest periods pursuant to clause (iv) of Section 5.1 (d) of this Exhibit A. For the avoidance of doubt, the Available Tenor for Daily Simple SOFR is one month.
"Base Rate Credit Extension" means a Credit Extension nominally based on a "Base Rate", "Alternate Base Rate", "Alternative Base Rate", "ABR", "BSBY Screen Rate" or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A USD LIBOR or BSBY Screen Rate, as applicable, but which term, immediately prior to giving effect to the provisions of Article III of this Exhibit A would have included a component based on USD LIBOR or BSBY Screen Rate, as applicable.
"Benchmark" means, initially, SOFR; provided that if a Benchmark Transition Event has occurred with respect to a then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.1 (d) of this Exhibit A. Any reference to "Benchmark" shall include, as applicable, the published component used in the calculation thereof.
"Benchmark Replacement" means, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Bank, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar denominated syndicated or bilateral commercial credit facilities at such time;

provided that if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Amended Agreement and the other Amended
Documents.
"Benchmark Replacement Date" means a date and time determined by the Bank, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof; or
(2)in the case of clause (3) of the definition of "Benchmark Transition Event," the date determined by the Bank, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (l) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark available under the Amended Agreement (or the published component used in the calculation thereof).
"Benchmark Transition Event" means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by an Official Body having jurisdiction over the Bank, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof or an Official Body having jurisdiction over the Bank announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then current Benchmark for all purposes under the Amended Agreement and under any Amended Document in accordance with Section 5.1 (d) of this Exhibit A and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Amended Agreement and under any Amended Document in accordance with Section 5.1 (d) of this Exhibit A.
"BSBY Screen Rate Related Definition" means any term defined in the Existing Note or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of the Fourteenth Amended and Restated Line of Credit Note on the Effective Date, however phrased, solely relating to the determination, administration or calculation of BSBY Screen Rate, including by way of example any instances of the BSBY Rate and other applicable terms. "BSBY Screen Rate Related Definition" does not include any term such as "Base Rate", "Alternate Base Rate", "Alternative Base Rate", "ABR" or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A, BSBY Screen Rate, even if such term, immediately prior to giving effect to the provisions of Article III of this Exhibit A, would have included a component based on BSBY Screen Rate.
"Conforming Changes" means, with respect to Daily Simple SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period" (or other applicable provision regarding interest periods available), the definition of "U.S. Government Securities Business Day," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the

Bank decides is reasonably necessary in connection with the administration of the Amended Agreement and the other Amended Documents).
"Credit Extension" means any extension of credit of any type denominated in U.S. Dollars under the Existing Note, the Amended Agreement, any other Existing Document or any other Amended Document, whether characterized as a loan, term loan, revolving loan, swingline loan, daylight overdraft loan, bid loan, advance, borrowing, credit extension, letter of credit or other financial accommodation, and whether constituting a new extension of credit, the renewal, extension of the expiry date or reinstatement or increase in the amount of an existing extension of credit or a conversion or continuation of an existing extension of credit.
"Daily Simple SOFR" means, for any day (a "SOFR Rate Day"), the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank's discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the "SOFR Determination Date") that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of "SOFR"; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
"Effective Date" means the date of the Fourteenth Amended and Restated Line of Credit Note.
"Floor" means the benchmark rate floor, if any, provided in the Amended Agreement with respect to Daily Simple SOFR or if no floor is specified, zero.
"Interest Period" means "Interest Period", "LIBOR Period" or any other analogous or similar term set forth in the Existing Note or any other applicable Existing Document describing the period during which a Credit Extension bears interest with reference to a specific setting, calculation or determination of a benchmark rate; provided that such term shall be modified on the Effective Date so that (a) such term shall refer to the Term SOFR Rate in lieu of the LIBOR Rate and (b) the only tenors, periods or intervals available pursuant to such term shall be those tenors, periods or intervals that were available under the Existing Note prior to such modification.

"Law" means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.
"LIBOR Rate" means any term defined in the Existing Note or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of the Fourteenth Amended and Restated Line of Credit Note, however phrased, referring to USD LIBOR, including by way of example applicable terms phrased as "Adjusted LIBO Rate", "Adjusted LIBOR Rate", "LIBO Base Rate", "LIBO Rate", "LIBOR Rate", "LIBOR", "Eurodollar Rate", "Eurodollar Base Rate", "Eurocurrency Rate", "One-Month LIBOR" or "Daily LIBOR Rate".
"Official Body" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
"Relevant Governmental Body" means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or any successor thereto.

"SOFR" means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Daily Credit Extension" means any Credit Extension bearing interest or incurring fees, commissions or other amounts based upon Daily Simple SOFR, but excluding any Base Rate Credit Extension.
"SOFR Floor" means a rate of interest per annum equal to zero basis points (0.00%).
"SOFR Reserve Percentage" means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).
"Term SOFR Rate" means, for any calculation with respect to any SOFR Credit Extension, for any Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient
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rounded upwards, at the Bank's discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the "Term SOFR Determination Date") that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Tenn SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.
"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.
"USD LIBOR" means the London interbank offered rate for U.S. Dollars
"USD LIBOR Daily Credit Extension" means a Credit Extension bearing interest or incurring fees, commissions or other amounts based on a USD LIBOR rate that is reset on a daily or substantially daily basis, but excluding any Base Rate Credit Extension.
"USD LIBOR Related Definition" means any term defined in the Existing Note or any other Existing Document (or any partial definition thereoO as in effect immediately prior to giving effect to the provisions of the Fourteenth Amended and Restated Line of Credit Note on the Effective Date, however phrased, solely relating to the determination, administration or calculation of USD LIBOR, including by way of example any instances of the LIBOR Rate and other applicable terms phrased as "Eurodollar Reserve Percentage", "LIBOR Determination Date" and "LIBOR Reset Date". "USD LIBOR Related Definition" does not include any term such as "Base Rate", "Alternate Base Rate", "Alternative Base Rate", "ABR" or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A, USD LIBOR, even if such term, immediately prior to giving effect to the provisions of Article III of this Exhibit A would have included a component based on USD LIBOR.
"U.S. Dollars" means the lawful currency of the United States of America.
"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Section 1.2 Definitions. The Existing Note and each other applicable Existing Document (if any) are each hereby amended to incorporate the definitions set forth in Section 1.1 of this Exhibit A, mutatis
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mutandis, including as a result of the effectiveness of the Fourteenth Amended and Restated Line of Credit Note. If the Existing Note or any other Existing Document as in effect immediately prior to giving effect to the provisions of the Fourteenth Amended and Restated Line of Credit Note already defines any term defined in Section 1.1 of this Exhibit A, the definition in Section 1.1 of this Exhibit A shall (x) to the extent that such definition also relates to Loans other than Affected Loans, supplement such definition in the Existing Note or such other Existing Document; and (y) to the extent that such definition relates solely to Affected Loans, supersede such definition in the Existing Note or such other Existing Document solely with respect to Affected Loans.
Section 1.3 Rules of Construction. For the avoidance of doubt, if and to the extent that the Existing Note or any other Existing Document does not, immediately prior to the effectiveness of the Fourteenth Amended and Restated Line of Credit Note, include any provision or term that would be modified pursuant to any provision of Article II or Article III of this Exhibit A, such provision of Article II or Article III of this Exhibit A shall be disregarded to such extent. Any reference in the Fourteenth Amended and Restated Line of Credit Note to the "Borrower" shall be deemed to refer to (a) "the Borrowers", "the applicable Borrower", "each Borrower such Borrower" or "any Borrower", as applicable, if the "Borrower" identified above constitutes more than one person or (b) the "Borrowers' Agent", "Administrative Borrower" or other analogous or similar entity, as applicable, if the Existing Note includes a mechanism for such entity to act for or on behalf of the Borrower.
Section 1.4 SOFR Notification. Section 5.1(d) of this Exhibit A provides a mechanism for determining an alternative rate of interest in the event that SOFR is no longer available or in certain other circumstances. The Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.
Section 1.5 Conforming Changes Relating to SOFR. With respect to Daily Simple SOFR, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in the Amended Agreement or any other Amended Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Existing Note, Amended Agreement, the Fourteenth Amended and Restated Line of Credit Note, the Amended Documents, or any other Existing Document; provided that, the Bank shall provide notice to the Borrower of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
Article II.    Discontinuance of USD LIBOR.
    Section 2.1     Credit Extensions.
(a)On and after the Effective Date, notwithstanding any provision of the Existing Note or any other Existing Document to the contrary, whether or not USD LIBOR is operational, reported, published on a synthetic basis or otherwise available in the market as of the Effective Date, subject to Article IV of this

Exhibit A: (i) no USD LIBOR Daily Credit Extension shall be available, requested or made thereunder, (ii) any request to convert an existing Credit Extension to a USD LIBOR Daily Credit Extension shall be ineffective, and (iv) any request for a new USD LIBOR Daily Credit Extension, or to continue, renew, extend, reinstate or increase an existing USD LIBOR Daily Credit Extension as a USD LIBOR Daily Credit Extension, shall be ineffective.
(b)Any request for a USD LIBOR Daily Credit Extension that is pending on the Effective Date will be deemed to have converted into a request for a SOFR Daily Credit Extension, as applicable.
Section 2.2 USD LIBOR Related Definitions and BSBY Screen Rate Related Definitions. Notwithstanding any provision of the Existing Note or any other Existing Document to the contrary, subject to the provisions of Article IV of this Exhibit A from and after the Effective Date, the USD LIBOR Related Definitions and the BSBY Screen Rate Related Definitions shall be deleted from the Existing Note and each other applicable Existing Document and of no further force or effect.
Article Ill.     New Credit Extensions.
Section 3.1 Modification to LIBOR Rate and BSBY Screen Rate Definitions. Notwithstanding any provision of the Existing Note or any other Existing Document to the contrary, subject to the provisions of Article IV of this Exhibit A from and after the Effective Date:
(a)any usage of "Daily LIBOR Rate", "BSBY Screen Rate" or other analogous or similar term referring to a USD LIBOR Daily Credit Extension or other Credit Extension (other than (i) as used in a USD LIBOR Related Definition or BSBY Screen Rate Related Definition that has been deleted pursuant to the terms of this Exhibit A or a benchmark replacement provision or (ii) as used in connection with a Base Rate Credit Extension) in the Existing Note or any other Existing Document, as applicable, shall be deleted and of no further force or effect, and the term "Daily Simple SOFR" shall be inserted in lieu thereof,
(b)to the extent that, immediately prior to giving effect to the provisions of this Exhibit A the Existing Note or any other Existing Document required or permitted the request, making and maintenance of any type of Credit Extension as a USD LIBOR Daily Credit Extension, that type of Credit Extension shall be available, and may be requested, made and maintained, as a SOFR Daily Credit Extension, subject to satisfaction of the applicable provisions (including conditions precedent to Credit Extensions) of the Amended Agreement and any other applicable Amended Document, and

(c)any term or provision of the Existing Note or any other Existing Document (other than as used in a USD LIBOR Related Definition or BSBY Screen Rate Related Definition that has been deleted pursuant to the terms of this Exhibit A) that refers or is applicable to a USD LIBOR Daily Credit Extension or other Credit Extension immediately prior to giving effect to the provisions of the Fourteenth Amended and Restated Line of Credit Note on the Effective Date shall refer to and be applicable to a SOFR Daily Credit Extension unless, and to the extent that, such term or provision is expressly superseded or otherwise modified by the Fourteenth Amended and Restated Line of Credit Note, in which case, such term or provision shall to such extent be construed as so superseded or otherwise modified as set forth in the Fourteenth Amended and Restated Line of Credit Note.
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Section 3.2          Modification to Base Rate Credit Extension. Notwithstanding any provision of the Existing Note or any other Existing Document to the contrary, whether or not USD LIBOR is operational, reported, published on a synthetic basis or otherwise available in the market as of the Effective Date, from and after the Effective Date, any usage of USD LIBOR in a component of a Base Rate Credit Extension (excluding the related spread) shall be deleted and of no further force or effect, and Daily Simple SOFR shall be inserted in lieu thereof.
    Section 3.3    SOFR Conventions and Provisions. Notwithstanding any provision of the
Existing Note or any other Existing Document to the contrary, from and after the Effective Date, subject to Article IV of this Exhibit A, the Existing Note and each other applicable Existing Document are each hereby amended to incorporate the following provisions:
(a)London Business Days. To the extent that any term or provision of the Existing Note or any other Existing Document refers to the term "Business Day", "Banking Day", "business day" or other analogous or similar term or provision defining generally the days on which banks are deemed to be open for business, such term or provision is modified: (i) to delete any provision therein referencing London, the United Kingdom or the London interbank market to the extent that any such term or provision relates primarily to the use or administration of USD LIBOR; and (ii) when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, to require that any such day is also a U.S. Government Securities Business Day.
(b)Types of Credit Extension. To the extent that the Existing Note or any other Existing
Document categorizes Credit Extensions generally or by definition by type of benchmark rate that applies to such Credit Extensions, SOFR Daily Credit Extension shall constitute a type of Credit Extension, and any such definition shall be deemed to include SOFR Daily Credit Extensions.
(c)Notice Periods. Any provision under the Existing Note or any other Existing Document that required, immediately prior to giving effect to the provisions of Article II of this Exhibit A, the Borrower to provide notice to the Bank of any borrowing, continuation, renewal, extension, reinstatement, increase, conversion or prepayment of any USD LIBOR Daily Credit Extension shall be deemed, in each case, to require notice thereof with respect to a SOFR Daily Credit Extension in lieu of such USD LIBOR Daily Credit Extension.
(d)Regulation D. Any provision in the Existing Note or any other Existing Document that constitutes a requirement for the Borrower to compensate the Bank for any increased cost incurred as a result of a change of law, or any interpretation thereof, or any other analogous or similar yield maintenance provision shall be modified mutatis mutandis to include, as a cost or expense subject to such provisions, without limitation, any cost or expense incurred by the Bank with respect to its Credit Extensions under the Amended Agreement and the other Amended Documents in compliance with regulations issued from time to time by the
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Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System of the United States, as in effect from time to time and all official rulings and interpretations thereunder or thereof).
    London Interbank Market. Any reference in the Existing Note or any other Existing Document to the London interbank market. London interbank eurodollar market or other analogous or similar term shall be disregarded and, to the extent that such reference operates as a limitation on, or qualification of, the applicability of another provision, such limitation or qualification will be deemed removed.
Article IV.    Delayed Rate Switch for Prior Periodic USD LIBOR or BSBY Screen Rate Credit
Extensions.
Section 4.1 The provisions in the other Articles of this Exhibit A shall not apply with respect to any retroactive margin, yield, fee or commission increases available to the Bank as a result of any inaccuracy in any financial statement or compliance certificate that, if corrected, would have led to the application of a higher interest margin or yield with respect to any USD LIBOR Daily or BSBY Screen Rate Credit Extension or any higher fee or commission for any applicable period.
Section 4.2 The USD LIBOR Related Definitions, the BSBY Screen Rate Related Definitions and provisions with respect to items described in Section 4.1 of this Exhibit A (as in effect immediately prior to giving effect to the provisions of the Fourteenth Amended and Restated Line of Credit Note on the Effective Date) shall not be deleted and shall continue in effect solely as necessary to effect the provisions set forth in Section 4.1.
Article V.    Additional Provisions.
Section 5.1    Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.
(a)Unascertainable; Increased Costs. If, on or after the Effective Date:
(ii)the Bank shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) Daily Simple SOFR cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to Daily Simple SOFR (including, without limitation, changes in national or international financial, political or economic conditions), or
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(iii)the Bank determines that for any reason in connection with any request for a Credit Extension or a conversion thereto or a continuation thereof that Daily Simple SOFR with respect to a proposed SOFR Daily Credit Extension does not adequately and fairly reflect the cost to the Bank of funding, establishing or maintaining such Credit Extension, then the Bank shall have the rights specified in Section 5.1 (c) of this Exhibit A.
(b)Illegality. If on or after the Effective Date the Bank shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Credit Extension, or the determination or charging of interest rates based on Daily Simple SOFR, has been made impracticable or unlawful by compliance by the Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Bank shall have the rights specified in Section 5.1 (c) of this Exhibit A.
(c)Bank's Rights. In the case of any event specified in Section 5.1(a) or Section 5. I(b) of this Exhibit A the Bank shall promptly so notify the Borrower thereof.
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(i)      Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Bank to allow the Borrower to select, convert to or renew a SOFR Daily Credit Extension shall be suspended until the Bank shall have later notified the Borrower of the Bank's determination that the circumstances giving rise to such previous determination no longer exist.
(ii)If at any time the Bank makes a determination under Section 5.1 (a) of this Exhibit A, then (a) if the Borrower has previously notified the Bank of its selection of, conversion to or renewal of a Credit Extension that has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Credit Extension in the amount specified therein, and (b) any outstanding Credit Extensions shall be converted into a Base Rate Credit Extension immediately.
(iii)If the Bank notifies the Borrower of a determination under Section 5.1 (b) of this Exhibit A, the Borrower shall, subject to the Borrower's indemnification obligations under the Amended Agreement, as to any Credit Extension which is a SOFR Daily Credit Extension, on the date specified in such notice either convert such SOFR Daily Credit Extension to a Base Rate Credit Extension or prepay such SOFR Daily Credit Extension in accordance with the Amended Agreement. Absent due notice from the Borrower of conversion or prepayment, such Credit Extension shall automatically be converted to a Base Rate Credit Extension upon such specified date.
(d)    Benchmark Replacement Setting.
(i)     Benchmark Replacement. Notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, if Bank determines that a Benchmark Transition Event has occurred on or after the Effective Date with respect to a Benchmark, then the Bank may amend the Amended Agreement to replace such Benchmark with a Benchmark Replacement; and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of any other party to the Amended Agreement or any other Amended Document.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Amended Agreement, the Fourteenth Amended and Restated Line of Credit Note or any other Amended Document.
(iii)Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrower of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Bank will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Section 5.1(d) of this Exhibit A including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to the Amended Agreement, the Fourteenth Amended and Restated Line of Credit Note or any other Amended Document.
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, at any time after the Effective Date (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (Il) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Bank may modify the available interest periods for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (Il) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Bank may, for all Benchmark settings at or after such time, reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for, conversion to or continuation of a loan to be made, converted or continued at the then-current Benchmark during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an advance or conversion to a Base Rate Credit Extension. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of any Base Rate Credit Extension based upon such then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination thereof.
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